Exhibit 1.1

ALPHA NATURAL RESOURCES, INC.

$800,000,000 6% SENIOR NOTES DUE 2019

$700,000,000 6.25% SENIOR NOTES DUE 2021

UNDERWRITING AGREEMENT

May 18, 2011

May 18, 2011

To the Managers named in Schedule I hereto
for the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

Alpha Natural Resources, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as managers (the “Managers”), $800,000,000 aggregate principal amount of its 6% Senior Notes due 2019 (the “2019 Notes”) and $700,000,000 aggregate principal amount of its 6.25% Senior Notes due 2021 (the “2021 Notes” and together with the 2019 Notes, the “Notes”), to be issued under an indenture, to be dated as of June 1, 2011 (the “Base Indenture”), among the Company, the Guarantors (as defined below) and Union Bank, N.A., as trustee (the “Trustee”), as amended by the first supplemental indenture, to be dated as of June 1, 2011 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the Guarantors and the Trustee.  The payment of principal, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed (the “Guarantees”) on a senior unsecured basis, jointly and severally, by each of the Company’s subsidiaries named on Schedule III hereto (the “Guarantors”).  The Notes and the Guarantees are collectively referred to herein as the “Securities.”

In connection with the consummation of the Transactions (as defined herein), the Company will acquire Massey Energy Company, a Delaware corporation (“Massey” and together with the subsidiaries of Massey listed on Schedule IV hereto, the “Massey Parties”) (the “Merger”).  Immediately following the closing of the Merger, the Company shall cause the Massey Parties to become Guarantors under the Indenture.

If the Merger does not occur concurrently with the Closing Date (as defined herein) or on or prior to September 1, 2011, the Company will redeem the Notes (the “Mandatory Redemption”) at a price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest to, but not including, the date of redemption, pursuant to the terms of the Indenture.  The Company may redeem the Notes prior to such date if it determines in its sole discretion that the Merger will not be consummated on or prior to September 1, 2011.

The Securities are being issued and sold as part of the financing necessary to effect the Merger.  The Merger will be effected pursuant to an Agreement and Plan of Merger, dated as of January 28, 2011 (the “Merger Agreement”), by and among the Company, Mountain Merger Sub, Inc. and Massey.  In connection with the Merger, (x) the Company will enter into senior secured credit facilities consisting of (i) a senior secured term loan facility of $600,000,000 (the “Term Loan Facility”) and (ii) a senior secured revolving credit facility of $1,000,000,000 (the “Revolving Credit Facility” and, together with the Term Loan Facility, the “Bank Facilities”), and (y) pursuant to an Offer to Purchase dated as of May 3, 2011 (the “Offer to Purchase”), the Company has commenced a cash tender offer (the “Tender Offer”) for any and all of Massey’s outstanding 6.875% Senior Notes due 2013 (the “2013 Notes”).  For the purposes of this Agreement, the term “Transactions” is used in the same way as such term is used in the Time of Sale

Prospectus (as defined below) and means, collectively, the offering of the Securities hereby, the Merger, the Bank Facilities, the Tender Offer and the related transactions described in the Time of Sale Prospectus.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, (the file number of which is set forth in Schedule I hereto) on Form S-3, relating to securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Company.  The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness (the “Effective Time”) pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated March 15, 2010 in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.”  The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus.  For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Permitted Free Writing Prospectus” means the documents listed on Schedule V hereto and “Time of Sale Prospectus” means the documents and information set forth opposite the caption “Time of Sale Prospectus” in Schedule I hereto.  As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein (the “Incorporated Documents”).  The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or Permitted Free Writing Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.             Representations and Warranties.  The Company and the Guarantors represent and warrant (it being understood that, prior to the Closing Date, all representations and warranties of the Company and the Guarantors with respect to any Massey Party are made to the knowledge of the Company and the Guarantors) to and agree with each of the Underwriters:

(a)           the Registration Statement has heretofore become effective under the Securities Act; no stop order of the Commission preventing or suspending the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission;

(b)           the Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, will comply at the time of purchase, in all material respects, with the requirements of the Securities Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Securities as contemplated hereby have been satisfied; the Registration Statement constitutes an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act); the Company has not received, from the Commission, a notice, pursuant to Rule 401(g)(2), of objection to the use of the automatic shelf registration statement form; as of the determination date applicable to the Registration Statement (and any amendment thereof) and the offering of Securities contemplated hereby, the Company is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act; as of the date hereof, the Registration Statement meets, and the offering and sale of the Securities as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act (including, without limitation, Rule 415(a)(5) under the Securities Act); the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading; each preliminary prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects with the requirements of the Securities Act; each Basic Prospectus complied or will comply, as of its date and the date it was or will be filed with the Commission, and complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, at the time of purchase will comply, in all material respects, with the requirements of the Securities Act; each of the Time of Sale Prospectus and the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Time of Sale Prospectus and the time of purchase in all material respects, with the requirements of the Securities Act (in the case of the Prospectus, including, without limitation, Section 10(a) of the Securities Act); as of the date hereof, the Time of Sale Prospectus did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of the date of any Time of Sale Prospectus and the time of purchase, the Prospectus, as then amended or supplemented, taken together with any Permitted Free Writing Prospectus, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty in this Section 1(b) with respect to any statement contained in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus or any free writing prospectus in reliance upon and in conformity with Underwriter Information (as defined below).  Each of the electronic roadshow and any other writing not otherwise referred to above provided to investors by the Company, when taken together with the Time of Sale Prospectus, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)           prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Securities by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Securities, in each case other than the preliminary prospectus and free writing prospectus, if any; the Company has not prepared, used or referred to any free writing prospectus except in compliance with Rule 163 or with Rules 164 and 433 under the Securities Act; the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Securities Act are satisfied; neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Securities Act, from using, in connection with the offer and sale of the Securities, “free writing prospectuses” (as defined in Rule 405 under the Securities Act) pursuant to Rules 164 and 433 under the Securities Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Securities contemplated by the Registration Statement; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Securities Act) related to the offering of the Securities contemplated hereby is solely the property of the Company;

(d)           the Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except (i) where the failure to be so qualified or be in good standing would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or other), business, prospects, properties or results of operations of the Company and its subsidiaries (the “Subsidiaries”) taken as a whole (a “Material Adverse Effect”) and (ii) for jurisdictions not recognizing the legal concepts of good standing or qualification;

(e)           each of the Guarantors and the Massey Parties that are significant subsidiaries, as such term is defined in Rule 1-02 of Regulation S-X under the Securities Act (each a “Significant Subsidiary”) has been duly incorporated or formed and is an existing limited liability company, corporation or limited partnership, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, with power and authority to own its properties and conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and each of the Significant Subsidiaries is duly qualified to do business as a foreign limited liability company, corporation or limited partnership, as applicable, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except (i) where the failure to be so qualified or be in good standing would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and (ii) for jurisdictions not recognizing the legal concepts of good standing or qualification.  All of the limited liability company membership interests, outstanding shares of capital stock (“Subsidiary Shares”) and limited partnership interests (collectively, the “Subsidiary Equity Interests”) of each of the Significant Subsidiaries have been duly authorized and, to the extent certificated, have been validly issued, and all Subsidiary Shares are fully paid and non-assessable.  Except as would not reasonably be expected to result in a Material Adverse Effect, and except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Subsidiary Equity Interests are owned by the Company or Massey, as applicable, directly or through subsidiaries, free from all liens, encumbrances and security interests, other than liens, encumbrances and security interests imposed in favor of the lenders under (i) the Bank Facilities, (ii)  Alpha’s Second Amended and Restated Credit Agreement, dated as of July 30, 2004, as amended and restated as of July 7, 2006, as further amended effective July 31, 2009, and as further amended and restated as of April 15, 2010, by and among Alpha, Foundation PA Coal Company, LLC, Citicorp North America, Inc. as administrative agent and lender and the other lenders party thereto and (iii) Massey’s Second Amended and Restated Credit Agreement, dated as of November 8, 2010, among A.T. Massey Coal Company, Inc. and certain of its subsidiaries, as borrowers, Massey and certain of its subsidiaries, as guarantors, Deutsche Bank Securities Inc., as co-syndication agent, Capital One Leverage Finance Corporation, as documentation agent, The CIT Group/Business Credit, Inc., as collateral agent and co-syndication agent, UBS Securities LLC, as sole arranger, UBS AG Stamford Branch, as administrative agent, and UBS Loan Finance LLC, as swingline lender, each as described in the Time of Sale Prospectus and the Prospectus or permitted thereunder;

(f)            the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), has been duly authorized by the Company, has been, or prior to the Closing Date will be, duly authorized by the Guarantors and the Massey Parties and, when executed and delivered by the Company, the Guarantors and the Massey Parties and the Trustee, will be a legal, valid and binding agreement of the Company, the Guarantors and the Massey Parties, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity;

(g)           the Notes have been duly authorized by the Company and the Guarantees have been, or prior to the Closing Date will be, duly authorized by the Guarantors, and, when executed and delivered by the Company and the Guarantors, respectively, and duly authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms hereof, will constitute legal, valid and binding obligations of the Company and the Guarantors, respectively, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity, and will be entitled to the benefits of the Indenture;

(h)           the terms of this Agreement, the Securities and the Indenture conform or will conform as to legal matters to the description thereof contained in the Registration

Statement, the Time of Sale Prospectus and the Prospectus (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus);

(i)            this Agreement has been duly authorized, executed and delivered by the Company;

(j)            none of the Company, the Massey Parties nor any of the Subsidiaries is (i) in violation of its respective certificate of incorporation, certificate of limited partnership or certificate of formation, as applicable, or by-laws, limited liability company agreement or limited partnership agreement, as applicable, or (ii) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company, the Massey Parties or the Subsidiaries, taken as a whole, to which the Company, the Massey Parties or the Subsidiaries is a party or by which the Company, the Massey Parties or the Subsidiaries or their respective property is bound, except with respect to clause (ii) only, to the extent that such default would not reasonably be expected to have a Material Adverse Effect;

(k)           the issuance and sale of the Securities and the execution, delivery and performance of this Agreement, the Indenture and the Securities and the consummation of the offering and sale of Securities contemplated hereby and thereby will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any applicable statute or any applicable rule, regulation or order of any governmental agency or body, or any court, domestic or foreign, having jurisdiction over the Company, any of the Massey Parties or any of the Subsidiaries or any of their properties, (ii) any agreement or instrument to which the Company, any of the Massey Parties or any of the Subsidiaries is a party or by which the Company, any of the Massey Parties or any of the Subsidiaries is bound or to which any of the properties of the Company, any of the Massey Parties or any of the Subsidiaries is subject, (iii) any applicable rule or applicable regulation of any self-regulatory organization or other non-governmental regulatory authority, (iv) any decree, judgment or order applicable to the Company, any of the Massey Parties or any of the Subsidiaries or any of their respective properties, (v) the Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company or the certificate of incorporation or certificate of formation, as applicable, or by-laws or limited liability company agreement or limited partnership agreement, as applicable, of any such Massey Party or Subsidiary, except, in the case of clauses (i), (ii), (iii) and (iv) for such breaches, violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect on the consummation of the offering and sale of Securities contemplated hereby by such parties.  The Company has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement;

(l)            no consent, approval, authorization, license, or order of, or filing with, any governmental agency or body or any court or any regulatory authority, or approval of the stockholders of the Company or Massey, is required for the consummation of the offering and sale of Securities contemplated by this Agreement or the Indenture in connection with the issuance and sale of the Securities except for (i) the registration of the Securities under the Securities Act and under the Exchange Act and such consents, approvals, authorizations, orders, or filings as may be required to be obtained or made under state securities or “blue sky” laws or by the rules and regulations of the Financial Industry Regulatory Authority, Inc., formerly the National Association of Securities Dealers, Inc. (“FINRA”), in connection with the purchase and sale of the Securities by the Underwriters and (ii) such consents, approvals, authorizations, licenses, orders, or filings which have been previously obtained or made or as to which the failure to so obtain or make would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the consummation by the Company, the Guarantors and the Massey Parties of the offering and sale of Securities contemplated by this Agreement or the Indenture;

(m)          except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company, any of the Massey Parties or any of the Subsidiaries and any person that would give rise to a valid claim against the Company, any of the Massey Parties, any of the Subsidiaries or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the execution and delivery of this Agreement and the issuance and sale of the Securities;

(n)           except as disclosed in the Registration Statement (excluding the exhibits thereto), the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement;

(o)           except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company, the Massey Parties and the Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except for those which the failure to so possess would not reasonably be expected to have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company, any of the Massey Parties or any of the Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect;

(p)           except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no pending actions, suits or proceedings against or involving the Company, any of the Massey Parties, any of the Subsidiaries or any of their respective properties that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or to materially and adversely affect the ability of the Company or the Guarantors to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Securities; and no such actions, suits or proceedings are threatened in writing or, to the knowledge of the Company, the Guarantors and the Massey Parties, contemplated;

(q)           KPMG LLP, who have audited certain financial statements included in the Prospectus, whose reports appear in the Prospectus and who have delivered the initial letter referred to in Section 5(f)(i) hereof, are independent public accountants as contemplated by the Securities Act;

(r)            Ernst & Young LLP, who have audited certain financial statements included in the Prospectus, whose reports appear in the Prospectus and who have delivered the initial letter referred to in Section 5(f)(ii) hereof, are independent public accountants as contemplated by the Securities Act;

(s)           the financial statements, together with the related schedules and notes, included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, present fairly in all material respects the consolidated financial position of the Company, the Massey Parties and the Subsidiaries as of the dates shown and their consolidated results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Prospectus; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved;

(t)            there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Significant Subsidiaries, taken as a whole, subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus;

(u)           the Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(v)           except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and the Significant Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them that are material to the Company and the Significant Subsidiaries taken as a whole, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and the Significant Subsidiaries hold any leased real or personal property that is material to the Company and the Significant Subsidiaries taken as a whole under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them; provided, that the Company and the Significant Subsidiaries shall not be deemed to hold a less than fully marketable leasehold interest solely because the consent of the lessor to future assignments has not been obtained;

(w)          the Company, the Massey Parties and the Subsidiaries own, possess, have the right to use, or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated by them, except for such failures to so own, possess or have the right to use or acquire such intellectual property rights which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and have not received any notice of infringement of, or conflict with, asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company, any of the Massey Parties or any of the Subsidiaries, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(x)            except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no labor dispute with the employees of the Company, any of the Massey Parties or any of the Subsidiaries (except for routine disciplinary and grievance matters) exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(y)           except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company, any of the Massey Parties nor any of the Subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property that, to the knowledge of the Company, is contaminated with any substance that is subject to any environmental laws, is, to the knowledge of the Company, liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is, to the knowledge of the Company, subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and none of the Company, the Guarantors and the Massey Parties is aware of any pending investigation which might reasonably be expected to lead to such a claim;

(z)            the Company and the Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged or as required by law;

(aa)         the Company and each of the Significant Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(bb)         the Company and the Significant Subsidiaries maintain disclosure controls and procedures (as defined as Rule 13a-15 of the Exchange Act) designed to ensure that information required to be disclosed by the Company, including its consolidated subsidiaries, in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported in accordance with the Exchange Act and the rules and regulations thereunder.  The Company has carried out evaluations, under the supervision and with the participation of the Company’s management, of the effectiveness of the design and operation of the Company’s disclosure controls and procedures in accordance with Rule 13a-15 of the Exchange Act;

(cc)         neither the Company, the Massey Parties nor any of the Subsidiaries or affiliates, nor any director, officer, or employee, nor, to the Company’s knowledge, any agent or representative of the Company, the Massey Parties or of any of the Subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company, the Massey Parties and the Subsidiaries and their affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein, except for any such failure to comply with such laws or failure to institute or maintain such procedures that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(dd)         (i)            neither the Company, the Massey Parties nor any of the Subsidiaries, nor any director, officer, or employee thereof, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company, the Massey Parties or any of the Subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)          the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)           located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria);

(ii)           the Company will not, directly or indirectly, use the proceeds of the offering of Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)          to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)           in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise);

(ee)         each pension plan and welfare plan established or maintained by the Company, the Massey Parties and/or one or more of the Subsidiaries is in compliance with the currently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), except where noncompliance would not reasonably be expected to have a Material Adverse Effect; and neither the Company, any of the Massey Parties nor any of the Subsidiaries has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063 or 4064 of ERISA or any other liability under Title IV of ERISA that would reasonably be expected to have a Material Adverse Effect;

(ff)           the operations of the Company, the Massey Parties and the Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, and the applicable anti-money laundering statutes of jurisdictions where the Company, the Massey Parties and the Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened;

(gg)         there is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 relating to loans and Sections 302 and 906 relating to certifications; and

(hh)         the statements set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, under the caption “Description of Notes,” insofar as they purport to constitute a summary of the terms of the Securities, under the caption “Description of Securities” and “Description of Other Indebtedness,” insofar as they purport to constitute a summary of the terms of the Company’s material indebtedness, and under the captions “Description of Other Indebtedness Securities” and “Material U.S. Federal Income Tax Consequences,” insofar as they purport to describe the provisions of laws and documents referred to therein, are accurate, complete and fair in all material respects.

In addition, any certificate signed by any officer of the Company or any of the Guarantors and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Securities shall be deemed to be a representation and warranty by the Company or such Guarantor, as the case may be, as to matters covered thereby, to each Underwriter.

2.             Agreements to Sell and Purchase.  The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amounts of 2019 Notes and 2021 Notes set forth in Schedule II hereto opposite its name at the purchase price set forth in Schedule I hereto.

3.             Public Offering.  The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable.  The Company is further advised by you that the Securities are to be offered to the public upon the terms set forth in the Prospectus.

4.             Payment and Delivery.  Payment for the Underwriters’ Securities shall be made to the Company in Federal or other funds immediately available in New York City on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be mutually agreed in writing.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for the Underwriters’ Securities shall be made against delivery to you on the Closing Date for the respective accounts of the several Underwriters of the Underwriters’ Securities registered in such names and in such denominations as you shall request in writing not later than two full business days prior to the Closing Date, with any transfer taxes payable in connection with the transfer of the Underwriters’ Securities to the Underwriters duly paid.

5.             Conditions to the Underwriters’ Obligations.  The several obligations of the Underwriters are subject to the following conditions:

(a)           Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)            there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii)     there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)           The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company and each of the Guarantors, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company and the Guarantors contained in this Agreement are true and correct as of the Closing Date and that the Company and the Guarantors have complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)           The Underwriters shall have received on the Closing Date (i) an opinion of Cleary Gottlieb Steen & Hamilton LLP, outside counsel for the Company and the Guarantors, dated the Closing Date, in substantially the form attached hereto as Exhibit A and (ii) an opinion of Vaughn R. Groves, General Counsel of the Company, dated the Closing Date, in substantially the form attached hereto as Exhibit B.

(d)           The Underwriters shall have received on the Closing Date (i) a negative assurance letter of Troutman Sanders LLP, counsel for Massey, dated the Closing Date, in form and substance reasonably satisfactory to counsel for the Underwriters and (ii) an opinion of Kentucky local counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to counsel for the Underwriters.

(e)           The Underwriters shall have received on the Closing Date an opinion of Cahill Gordon & Reindel LLP, counsel for the Underwriters, dated the Closing Date covering such matters as may be reasonably requested by the Managers.

(f)            The Underwriters shall have received, on each of the date hereof and the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from (i) KPMG LLP, independent public accountants of the Company, and (ii) Ernst & Young LLP, independent public accountants of Massey, in each case, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that each letter delivered on the Closing Date shall use a “cut-off date” not earlier than three days prior to the Closing Date.

6.             Covenants of the Company and the Guarantors.  The Company and the Guarantors covenant with each Underwriter as follows:

(a)           To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)           Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.

(c)           To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)           Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)           If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense (provided, however, that after nine months from the date of the Prospectus, any such preparation, filing and furnishing shall be at the expense of the Underwriters), to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)            If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)           To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, however, that the Company shall not be required to qualify as a foreign corporation, to take any action that would subject it to the service of process (except service of process with respect to the offering of the Securities) or to subject itself to taxation in excess of a normal amount under the laws of any such jurisdiction.

(h)           To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)            Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including:  (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities (within the time required by Rule 456 (b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable and documented out-of-pocket fees and disbursements of one primary counsel and any reasonably necessary local counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees and the reasonable and documented out-of-pocket fees and disbursements of one primary counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by FINRA, (v) any fees charged by the rating agencies for the rating of the Securities, (vi) the cost of the preparation, issuance and delivery of the Securities, (vii) the costs and charges of any trustee, transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution,” and the last paragraph of Section 10 below, the Underwriters shall pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(j)            If the third anniversary of the initial effective date of the Registration Statement occurs before all the Securities have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Securities to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission;

(k)           During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase or otherwise acquire debt securities of the Company substantially similar to the Securities (other than (i) the Securities, (ii) commercial paper issued in the ordinary course of business or (iii) securities or warrants permitted with the prior written consent of the Manager identified in Schedule I with the authorization to release this lock-up on behalf of the Underwriters).

(l)            To prepare a final term sheet relating to the offering of the Securities, containing only information that describes the final terms of the Securities or the offering in a form consented to by the Managers (which consent shall not be unreasonably withheld or delayed), and to file with the Commission such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities.

(m)          Until either the Merger occurs or the Notes are redeemed, the Company shall keep the net proceeds of the offering of the 2019 Notes and the 2021 Notes (net of a portion of the fees payable to the Underwriters) in separate segregated bank accounts.

7.             Covenants of the Underwriters.  Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8.             Indemnity and Contribution.

(a)           Each of the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any documented and out-of-pocket legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act not constituting an issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based Underwriter Information.

(b)           Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each Guarantor, their affiliates, directors, members or partners, their officers who sign the Registration Statement and each person, if any, who controls the Company or any Guarantor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and Guarantors to such Underwriter, but only with reference to Underwriter Information in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, prospectus, any road show, or the Prospectus or any amendment or supplement thereto.

(c)           In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by the Manager authorized to appoint counsel under this Section set forth in Schedule I hereto, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 business days after receipt by such indemnifying party of the aforesaid request and, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)           To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Guarantors on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the Guarantors and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Securities as set forth in the Prospectus.  The relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amounts of Securities they have purchased hereunder, and not joint.

(e)           The Company, the Guarantors and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)            The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company and the Guarantors contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, the Guarantors, their officers or directors or any person controlling the Company or the Guarantors and (iii) acceptance of and payment for any of the Securities.

(g)           The name of the Underwriters and the statements set forth in the third, thirteenth and fourteenth paragraphs under the heading “Underwriting” in the Time of Sale Prospectus (to the extent such statements relate to the Underwriters) constitute the only information (the “Underwriter Information”) furnished by the Underwriters to the Issuers for the purposes of this Agreement.

9.             Termination.  The Underwriters may terminate this Agreement by notice given by you to the Company, if  after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10.           Effectiveness; Defaulting Underwriters.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Underwriters’ Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Underwriters’ Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Underwriters’ Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule II bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Underwriters’ Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Underwriters’ Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Underwriters’ Securities without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Underwriters’ Securities and the aggregate principal amount of Underwriters’ Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Underwriters’ Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Underwriters’ Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.  In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all reasonable and documented out-of-pocket expenses (including the fees and disbursements of their one counsel and any reasonably necessary local counsel) incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11.           Entire Agreement.

(a)           This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company, the Guarantors and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering of Securities, and the purchase and sale of the Securities.

(b)           The Company and the Guarantors acknowledge that in connection with the offering of the Securities:  (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company, the Guarantors or any other person, (ii) the Underwriters owe the Company and the Guarantors only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company and the Guarantors.  The Company and each of the Guarantors waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

12.           Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13.           Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the conflicts of law provisions thereof.

14.           Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15.           Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at the address set forth in Schedule I hereto; and if to the Company and/or the Guarantors shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

Very truly yours,

ALPHA NATURAL RESOURCES, INC.

By:	/s/ Kevin S. Crutchfield
	Name:	Kevin S. Crutchfield
	Title:	Chief Executive Officer

ALPHA AMERICAN COAL COMPANY, LLC
ALPHA AMERICAN COAL HOLDING, LLC
ALPHA COAL RESOURCES COMPANY, LLC
ALPHA COAL SALES CO., LLC
ALPHA COAL WEST, INC.
ALPHA ENERGY SALES, LLC
ALPHA INDIA, LLC
ALPHA MIDWEST HOLDING COMPANY
ALPHA PA COAL TERMINAL, LLC
ALPHA WYOMING LAND COMPANY, LLC
BARBARA HOLDINGS INC.
CASTLE GATE HOLDING COMPANY
COAL GAS RECOVERY, LLC
DELTA MINE HOLDING COMPANY
DRY SYSTEMS TECHNOLOGIES, INC.
ENERGY DEVELOPMENT CORPORATION
FOUNDATION MINING, LLC
FOUNDATION PA COAL COMPANY, LLC
FOUNDATION ROYALTY COMPANY
FREEPORT MINING, LLC
FREEPORT RESOURCES COMPANY, LLC
JAY CREEK HOLDING, LLC
KINGSTON MINING, INC.
KINGSTON PROCESSING, INC.
KINGSTON RESOURCES, INC.
LAUREL CREEK CO., INC.
MAPLE MEADOW MINING COMPANY
NEWEAGLE COAL SALES CORP.
NEWEAGLE DEVELOPMENT CORP.
NEWEAGLE INDUSTRIES, INC.
NEWEAGLE MINING CORP.
ODELL PROCESSING INC.
PAYNTER BRANCH MINING, INC.
PENNSYLVANIA LAND HOLDINGS COMPANY, LLC
PENNSYLVANIA SERVICES CORPORATION
PIONEER FUEL CORPORATION
PIONEER MINING, INC.
PLATEAU MINING CORPORATION
RED ASH SALES COMPANY, INC.
RIVER PROCESSING CORPORATION
RIVEREAGLE CORP.
RIVERTON COAL PRODUCTION INC.
RIVERTON COAL SALES, INC.
ROCKSPRING DEVELOPMENT, INC.
[continued on next page]

RUHRKOHLE TRADING CORPORATION
SIMMONS FORK MINING, INC.
WABASH MINE HOLDING COMPANY
WARRICK HOLDING COMPANY

By:	/s/ Vaughn R. Groves
	Name:	Vaughn R. Groves
	Title:	Vice President and Secretary

ALPHA SHIPPING AND CHARTERING, LLC

By:	/s/ Vaughn R. Groves
	Name:	Vaughn R. Groves
	Title:	Vice President and Assistant Secretary

ALPHA LAND AND RESERVES, LLC

By:	/s/ Vaughn R. Groves
	Name:	Vaughn R. Groves
	Title:	President and Manager

ALPHA NATURAL RESOURCES, LLC
ALPHA NATURAL RESOURCES SERVICES, LLC

By:	/s/ Vaughn R. Groves
	Name:	Vaughn R. Groves
	Title:	Executive Vice President, General Counsel and Assistant Secretary

ALPHA TERMINAL COMPANY, LLC
AMFIRE, LLC
AMFIRE HOLDINGS, LLC
AMFIRE MINING COMPANY, LLC
AXIOM EXCAVATING AND GRADING SERVICES, LLC
BLACK DOG COAL, LLC
BROOKS RUN MINING COMPANY, LLC
BUCHANAN ENERGY COMPANY, LLC
CALLAWAY LAND AND RESERVES, LLC
COBRA NATURAL RESOURCES, LLC
CORAL ENERGY SERVICES, LLC
DICKENSON-RUSSELL COAL COMPANY, LLC
DICKENSON-RUSSELL LAND AND RESERVES, LLC
ENTERPRISE LAND AND RESERVES, LLC
ENTERPRISE MINING COMPANY, LLC
ESPERANZA COAL CO., LLC
HERNDON PROCESSING COMPANY, LLC
KEPLER PROCESSING COMPANY, LLC
KINGWOOD MINING COMPANY, LLC
LITWAR PROCESSING COMPANY, LLC
MAXXIM REBUILD CO., LLC
MAXXIM SHARED SERVICES, LLC
MAXXUM CARBON RESOURCES, LLC
MCDOWELL-WYOMING COAL COMPANY LLC
NICEWONDER CONTRACTING, INC.
PALLADIAN LIME, LLC
PARAMONT COAL COMPANY VIRGINIA, LLC
PREMIUM ENERGY, LLC
RIVERSIDE ENERGY COMPANY, LLC
SOLOMONS MINING COMPANY
TWIN STAR MINING, INC.
VIRGINIA ENERGY COMPANY, LLC
WHITE FLAME ENERGY, INC.

By:	/s/ Vaughn R. Groves
Name:	Vaughn R. Groves
Title:	Vice President

AMFIRE WV, L.P.
By:	AMFIRE Holdings, LLC,
as General Partner

By:	/s/ Vaughn R. Groves
	Name:	Vaughn R. Groves
	Title:	Vice President

CUMBERLAND COAL RESOURCES, LP
By:	Pennsylvania Services Corporation, as General Partner

By:	/s/ Vaughn R. Groves
	Name:	Vaughn R. Groves
	Title:	Vice President and Secretary

EMERALD COAL RESOURCES, LP
By:	Pennsylvania Services Corporation,
as General Partner

By:	/s/ Vaughn R. Groves
	Name:	Vaughn R. Groves
	Title:	Vice President and Secretary

ALPHA AUSTRALIA, LLC
ALPHA AUSTRALIA SERVICES, LLC
ALPHA NATURAL RESOURCES INTERNATIONAL, LLC
ALPHA SUB FIVE, LLC
ALPHA SUB FOUR, LLC
ALPHA SUB ONE, LLC
ALPHA SUB THREE, LLC
ALPHA SUB TWO, LLC

By:	/s/ Vaughn R. Groves
	Name:	Vaughn R. Groves
	Title:	President, Manager and Secretary

MOUNTAIN MERGER SUB, INC.

By:	/s/ Vaughn R. Groves
	Name:	Vaughn R. Groves
	Title:	Executive Vice President, General Counsel and Secretary

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
Citigroup Global Markets Inc.

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto.

By:	Morgan Stanley & Co. Incorporated

By:	/s/ Nahel Abdel Hakim
Name: Nahel Abdel Hakim
Title: Authorized Signatory

By:	Citigroup Global Markets Inc.

By:	/s/ Christopher Wood
Name: Christopher Wood
Title: Director

SCHEDULE I

Managers:	Morgan Stanley & Co. Incorporated
Citigroup Global Markets Inc.

Manager authorized to release
lock-up under Section 2:	Morgan Stanley & Co. Incorporated

Manager authorized to appoint
counsel under Section 9(c):	Morgan Stanley & Co. Incorporated

Indenture:

Indenture, to be dated June 1, 2011, among the Company, the Guarantors and the Trustee, as supplemented by Supplemental Indenture No. 1, to be dated the Closing Date, among the Company, the Guarantors, and the Trustee

Trustee:	Union Bank, N.A.

Registration Statement File No.:	333-165473

Time of Sale Prospectus	1.	Prospectus dated March 15, 2010, relating to the Shelf Securities

	2.	The preliminary prospectus supplement dated May 16, 2011 relating to the Securities

	3.	free writing prospectus containing a description of terms filed by the Company under Rule 433(d) of the Securities Act

Securities to be purchased:	6% Senior Notes due 2019 (the “2019 Notes”)

6.25% Senior Notes due 2021 (the “2021 Notes”)

2019 Notes

Aggregate Principal Amount:	$800,000,000

Purchase Price:	97.875% of the principal amount, plus accrued interest, if any, from June 1, 2011

Maturity:	June 1, 2019

Interest Rate:	6% per annum, accruing from June 1, 2011

Interest Payment Dates:	June 1 and December 1 commencing December 1, 2011

I-1

2021 Notes

Aggregate Principal Amount:	$700,000,000

Purchase Price:	97.875% of the principal amount, plus accrued interest, if any, from June 1, 2011

Maturity:	June 1, 2021

Interest Rate:	6.25% per annum, accruing from June 1, 2011

Interest Payment Dates:	June 1 and December 1 commencing December 1, 2011

Closing Date and Time:	June 1, 2011, 9:00 a.m. (New York City time)

Closing Location:	Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006

Address for Notices to Underwriters:	Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
Attention: High Yield Syndicate Desk

with a copy to:

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Attention: General Counsel

Address for Notices to the Company and the Guarantors:	Alpha Natural Resources, Inc. One Alpha Place
P.O. Box 2345
Abingdon, Virginia 24212
Attention: Vaughn R. Groves, Esq.

with a copy to

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
Attention: Sandra L. Flow, Esq.

I-2

SCHEDULE II

	Principal Amount of Securities To Be Purchased
Underwriter	2019 Notes	2021 Notes

Morgan Stanley & Co. Incorporated	$318,000,000	$278,250,000
Citigroup Global Markets Inc.	$318,000,000	$278,250,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$64,000,000	$56,000,000
Mitsubishi UFJ Securities (USA), Inc.	$40,000,000	$35,000,000
RBS Securities Inc.	$40,000,000	$35,000,000
PNC Capital Markets LLC	$20,000,000	$17,500,000

Total	$800,000,000	$700,000,000

II-1

SCHEDULE III

Guarantors

Guarantor	Jurisdiction of Organization
Alpha American Coal Company, LLC	Delaware
Alpha American Coal Holding, LLC	Delaware
Alpha Australia, LLC	Delaware
Alpha Australia Services, LLC	Delaware
Alpha Coal Resources Company, LLC	Delaware
Alpha Coal Sales Co., LLC	Delaware
Alpha Coal West, Inc.	Delaware
Alpha Energy Sales, LLC	Delaware
Alpha India, LLC	Delaware
Alpha Land and Reserves, LLC	Delaware
Alpha Midwest Holding Company	Delaware
Alpha Natural Resources, LLC	Delaware
Alpha Natural Resources International, LLC	Delaware
Alpha Natural Resources Services, LLC	Delaware
Alpha PA Coal Terminal, LLC	Delaware
Alpha Shipping and Chartering, LLC	Delaware
Alpha Sub Five, LLC	Delaware
Alpha Sub Four, LLC	Delaware
Alpha Sub One, LLC	Delaware
Alpha Sub Three, LLC	Delaware
Alpha Sub Two, LLC	Delaware
Alpha Terminal Company, LLC	Delaware
Alpha Wyoming Land Company, LLC	Delaware
AMFIRE, LLC	Delaware
AMFIRE Holdings, LLC	Delaware
AMFIRE Mining Company, LLC	Delaware
AMFIRE WV, L.P.	Delaware
Axiom Excavating and Grading Services, LLC	Delaware
Barbara Holdings Inc.	Delaware
Black Dog Coal, LLC	Virginia
Brooks Run Mining Company, LLC	Delaware
Buchanan Energy Company, LLC	Virginia
Callaway Land and Reserves, LLC	Delaware
Castle Gate Holding Company	Delaware
Coal Gas Recovery, LLC	Delaware
Cobra Natural Resources, LLC	Delaware
Coral Energy Services, LLC	Delaware
Cumberland Coal Resources, LP	Delaware
Delta Mine Holding Company	Delaware
Dickenson-Russell Coal Company, LLC	Delaware
Dickenson-Russell Land and Reserves, LLC	Delaware
Dry Systems Technologies, Inc.	Delaware
Emerald Coal Resources, LP	Delaware
Energy Development Corporation	West Virginia
Enterprise Land and Reserves, LLC	Delaware
Enterprise Mining Company, LLC	Delaware

III-1

Esperanza Coal Co., LLC	Delaware
Foundation Mining, LLC	Delaware
Foundation PA Coal Company, LLC	Delaware
Foundation Royalty Company	Delaware
Freeport Mining, LLC	Delaware
Freeport Resources Company, LLC	Delaware
Herndon Processing Company, LLC	West Virginia
Jay Creek Holding, LLC	Delaware
Kepler Processing Company, LLC	West Virginia
Kingston Mining, Inc.	West Virginia
Kingston Processing, Inc.	West Virginia
Kingston Resources, Inc.	Kentucky
Kingwood Mining Company, LLC	Delaware
Laurel Creek Co., Inc.	Delaware
Litwar Processing Company, LLC	West Virginia
Maple Meadow Mining Company	Delaware
Maxxim Rebuild Co., LLC	Delaware
Maxxim Shared Services, LLC	Delaware
Maxxum Carbon Resources, LLC	Delaware
McDowell-Wyoming Coal Company, LLC	Delaware
Mountain Merger Sub, Inc.	Delaware
Neweagle Coal Sales Corp.	Virginia
Neweagle Development Corp.	Virginia
Neweagle Industries, Inc.	Virginia
Neweagle Mining Corp.	Virginia
Nicewonder Contracting, Inc.	West Virginia
Odell Processing Inc.	West Virginia
Palladian Lime, LLC	Delaware
Paramont Coal Company Virginia, LLC	Delaware
Paynter Branch Mining, Inc.	West Virginia
Pennsylvania Land Holdings Company, LLC	Delaware
Pennsylvania Services Corporation	Delaware
Pioneer Fuel Corporation	West Virginia
Pioneer Mining, Inc.	West Virginia
Plateau Mining Corporation	Delaware
Premium Energy, LLC	Delaware
Red Ash Sales Company, Inc.	West Virginia
River Processing Corporation	Delaware
Rivereagle Corp.	Virginia
Riverside Energy Company, LLC	West Virginia
Riverton Coal Production Inc.	Delaware
Riverton Coal Sales, Inc.	West Virginia
Rockspring Development, Inc.	Delaware
Ruhrkohle Trading Corporation	West Virginia
Simmons Fork Mining, Inc.	West Virginia
Solomons Mining Company	West Virginia
Twin Star Mining, Inc.	West Virginia
Virginia Energy Company, LLC	Delaware
Wabash Mine Holding Company	Delaware
Warrick Holding Company	Delaware
White Flame Energy, Inc.	West Virginia

III-2

SCHEDULE IV

Massey Subsidiaries

Subsidiary	Jurisdiction of Organization
A.T. Massey Coal Company, Inc. (to be renamed Appalachia Holding Company in connection with the Merger)	Virginia
Alex Energy, Inc.	West Virginia
Alliance Coal Corporation	Virginia
Aracoma Coal Company, Inc.	West Virginia
Bandmill Coal Corporation	West Virginia
Bandytown Coal Company	West Virginia
Barnabus Land Company	West Virginia
Belfry Coal Corporation	West Virginia
Ben Creek Coal Company	West Virginia
Big Bear Mining Company	West Virginia
Big Laurel Mining Corporation	Virginia
Black King Mine Development Co.	West Virginia
Black Mountain Resources LLC	Virginia
Bluff Spur Coal Corporation	Virginia
Boone East Development Co.	West Virginia
Boone Energy Company	West Virginia
Boone West Development Co.	West Virginia
Bull Mountain Mining Corporation	Virginia
Cave Spur Coal LLC	Virginia
Central Penn Energy Company, Inc.	Pennsylvania
Central West Virginia Energy Company	West Virginia
Ceres Land Company	West Virginia
Clear Fork Coal Company	West Virginia
Cloverlick Coal Company LLC	Virginia
Cloverlick Management LLC	Virginia
Crystal Fuels Company	West Virginia
Cumberland Equipment Corporation	Virginia
Cumberland Resources Corporation	Virginia
Dehue Coal Company	West Virginia
Delbarton Mining Company	West Virginia
Demeter Land Company	West Virginia
Dorchester Associates LLC	Virginia
Dorchester Enterprises, Incorporated	Virginia
Douglas Pocahontas Coal Corporation	West Virginia
Drih Corporation	Delaware
Duchess Coal Company	West Virginia
Eagle Energy, Inc.	West Virginia
Elk Run Coal Company, Inc.	West Virginia
En Route LLC	Virginia
Exeter Coal Corporation	Virginia
Foglesong Energy Company	West Virginia
Goals Coal Company	West Virginia
Green Valley Coal Company	West Virginia
Greyeagle Coal Company	Kentucky

Guest Mountain Mining Corporation	Virginia
Haden Farms, Inc.	Virginia
Hanna Land Company, LLC	Kentucky
Harlan Reclamation Services LLC	Virginia
Hazy Ridge Coal Company	West Virginia
High Splint Coal LLC	Virginia
Highland Mining Company	West Virginia
Hopkins Creek Coal Company	Kentucky
Independence Coal Company, Inc.	West Virginia
Jacks Branch Coal Company	West Virginia
Joboner Coal Company	Kentucky
JST Land Company	Virginia
JST Mining Company	Virginia
JST Resources LLC	Virginia
Kanawha Energy Company	West Virginia
Knox Creek Coal Corporation	Virginia
Lauren Land Company	Kentucky
Laxare, Inc.	West Virginia
Logan County Mine Services, Inc.	West Virginia
Long Fork Coal Company	Kentucky
Lynn Branch Coal Company, Inc.	West Virginia
Maggard Branch Coal LLC	Virginia
Majestic Mining, Inc.	Texas
Marfork Coal Company, Inc.	West Virginia
Martin County Coal Corporation	Kentucky
Massey Coal Sales Company, Inc. (to be renamed Appalachia Coal Sales Company, Inc.	Virginia
Massey Coal Services, Inc. (to be renamed Alpha Appalachia Services, Inc. in connection with the Merger)	West Virginia
Massey Gas & Oil Company (to be renamed Alpha Gas And Oil Company in connection with the Merger)	Louisiana
Massey Energy Company (to be renamed Alpha Appalachia Holdings, Inc. in connection with the Merger)	Delaware
Massey European Sales, Inc. (to be renamed Alpha European Sales, Inc. in connection with the Merger)	Virginia
Meadow Branch Coal LLC	Virginia
Meadow Branch Mining Corporation	Virginia
Mill Branch Coal Corporation	Virginia
Mountain Management, Incorporated	Virginia
New Market Land Company	West Virginia
New Ridge Mining Company	Kentucky
New River Energy Corporation	West Virginia
Nicco Corporation	West Virginia
Nicholas Energy Company	West Virginia
Nine Mile Spur LLC	Virginia
North Fork Coal Corporation	Virginia
Omar Mining Company	West Virginia
Osaka Mining Corporation	Virginia
Panther Mining LLC	Virginia

Peerless Eagle Coal Co.	West Virginia
Performance Coal Company	West Virginia
Peter Cave Mining Company	Kentucky
Pigeon Creek Processing Corporation	Virginia
Pilgrim Mining Company, Inc.	Kentucky
Powell River Resources Corporation	Virginia
Power Mountain Coal Company	West Virginia
Raven Resources, Inc.	Florida
Rawl Sales & Processing Co.	West Virginia
Resource Development LLC	Virginia
Resource Land Company LLC	Virginia
Road Fork Development Company, Inc.	Kentucky
Robinson-Phillips Coal Company	West Virginia
Roda Resources LLC	Virginia
Rostraver Energy Company	Pennsylvania
Rum Creek Coal Sales, Inc.	West Virginia
Russell Fork Coal Company	West Virginia
SC Coal Corporation	Delaware
Scarlet Development Company	Pennsylvania
Shannon-Pocahontas Coal Corporation	West Virginia
Shannon-Pocahontas Mining Company	West Virginia
Shenandoah Capital Management Corp.	West Virginia
Sidney Coal Company, Inc.	Kentucky
Spartan Mining Company	West Virginia
Stillhouse Mining LLC	Virginia
Stirrat Coal Company	West Virginia
Stone Mining Company	Kentucky
Support Mining Company	West Virginia
Sycamore Fuels, Inc.	West Virginia
T. C. H. Coal Co.	Kentucky
Talon Loadout Company	West Virginia
Tennessee Consolidated Coal Company	Tennessee
Tennessee Energy Corp.	Tennessee
Thunder Mining Company (to be renamed A. T. Massey Coal Company, Inc. in connection with the Merger)	West Virginia
Town Creek Coal Company	West Virginia
Trace Creek Coal Company	Pennsylvania
Tucson Limited Liability Company	West Virginia
Vantage Mining Company	Kentucky
West Kentucky Energy Company	Kentucky
White Buck Coal Company	West Virginia
Williams Mountain Coal Company	West Virginia
Winifrede Coal Corporation	Virginia
Wyomac Coal Company, Inc.	West Virginia